United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$293,748
Unrealized Gain (Loss) on Market Value of Futures	(404,040)
Dividend Income	88
Interest Income	79
Total Income (Loss)	$(110,125)

Expenses
General Partner Management Fees	$3,204
SEC & FINRA Registration Expense	620
Brokerage Commissions	345
NYMEX License Fee	80
Non-interested Directors' Fees and Expenses	67
Prepaid Insurance Expense	48
Other Expenses	8,494
Total Expenses	12,858
Expense Waiver	(7,695)
Net Expenses	$5,163
Net Income (Loss)	$(115,288)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$6,177,860
Net Income (Loss)	(115,288)

Net Asset Value End of Month	$6,062,572
Net Asset Value Per Unit (200,000 Units)	$30.31

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612